Exhibit 99

2000 Westchester Avenue, Purchase, New York 10577 • (914) 701-8000
FOR IMMEDIATE RELEASE
Contacts:	Investors – InvestorRelations@atlasair.com
Media – CorpCommunications@atlasair.com

Atlas Air Worldwide Reports Record 2021 Results

Strong Outlook for 1Q22

All New 747-8F Deliveries Placed Under Long-Term Agreements

Announces $200 Million Share Repurchase Program

Including $100 Million Accelerated Share Repurchase

Full-Year 2021 Results

•	Reported Net Income of $493.3 Million
•	Adjusted Net Income of $551.0 Million
•	Adjusted EBITDA of $1.1 Billion

Fourth-Quarter 2021 Results

•	Reported Net Income of $176.7 Million
•	Adjusted Net Income of $211.6 Million
•	Adjusted EBITDA of $361.8 Million

PURCHASE, N.Y., February 17, 2022 – Atlas Air Worldwide Holdings, Inc. (Nasdaq: AAWW) today announced record 2021 results, including revenue that rose to $4.0 billion, and net income that increased to $493.3 million, or $16.16 per diluted share, compared with $3.2 billion in revenue, and net income of $360.3 million, or $13.50 per diluted share, in 2020.

On an adjusted basis, EBITDA increased to a record $1.1 billion in 2021 compared with $844.2 million in 2020. For the twelve months ended December 31, 2021, adjusted net income rose to a record $551.0 million, or $18.51 per diluted share, compared with $379.0 million, or $13.67 per diluted share, in 2020.

“2021 was another outstanding year with excellent financial and operating performance. Our greatest strength is our people and I’d like to thank everyone at Atlas for working together to deliver these very strong results. We are also very pleased to have achieved a long-term labor agreement with our pilots that recognizes their significant contributions to Atlas. With the strength, flexibility and resiliency of our global business model, our experienced and dedicated team delivered high-quality service to our customers in an operating environment with persistent pandemic-related obstacles,” said Atlas Air Worldwide President and Chief Executive Officer John W. Dietrich.

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“We are leveraging our world-class fleet and global operating capabilities to increase aircraft utilization and capitalize on strong demand for our services and dedicated freighters, as well as on higher airfreight yields.”

He continued: “We have now placed our new 747-8Fs under long-term agreements, enhanced numerous long-term contracts with strategic customers and further diversified our customer base. In 2021, we deepened relationships with valued customers, including Cainiao, CEVA Logistics, DB Schenker, DHL, DSV, FedEx, Flexport, Geodis, HP Inc., Icelandair, JAS, Kuehne+Nagel, SF Group and UPS.

“We take a disciplined and balanced approach to capital allocation. We have strengthened our balance sheet, made significant investments in our fleet, including new 747-8 and 777 freighter aircraft, and are returning capital to our shareholders. Consistent with our balanced capital allocation approach, our Board has authorized a new $200 million share repurchase program, and we are starting by implementing $100 million in accelerated repurchases.

“Atlas is very well positioned for the future. We have a dedicated and talented team of employees, a strong balance sheet, a formidable fleet of aircraft, an unparalleled network of customers and unrivaled global operating capabilities. We also have a strong position and look forward to growing our Titan dry leasing business. And our strategic focus on express, e-Commerce and fast-growing markets will continue to drive our business forward.”

Mr. Dietrich added: “We expect strong performance in the first quarter of 2022, with adjusted EBITDA and adjusted net income similar to the first quarter of 2021. We also anticipate revenue of about $1.0 billion from flying approximately 85,000 block hours.

“This outlook reflects higher yields, including the contribution from numerous new or enhanced long-term customer contracts, as well as higher pilot costs from our new joint collective bargaining agreement that went into effect in September 2021.

“Due to the uncertainty related to the pandemic, ongoing supply chain disruptions and other factors, we are not providing additional guidance at this time.”

Full-Year Results

Volumes in 2021 grew to 364,061 block hours compared with 344,821 in 2020, with revenue increasing to $4.0 billion in 2021 from $3.2 billion in 2020.

For the twelve months ended December 31, 2021, our reported net income rose to $493.3 million, or $16.16 per diluted share, compared with $360.3 million, or $13.50 per diluted share, in 2020.

On an adjusted basis, EBITDA grew to $1.1 billion in 2021 compared with $844.2 million in 2020. For the twelve months ended December 31, 2021, adjusted net income increased to $551.0 million, or $18.51 per diluted share, compared with $379.0 million, or $13.67 per diluted share, in 2020.

Reported results in 2021 included an effective income tax rate of 23.8%. On an adjusted basis, our results reflected an effective income tax rate of 22.0%.

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Fourth-Quarter Results

Volumes in the fourth quarter of 2021 totaled 91,985 block hours compared with 96,079 in the fourth quarter of 2020, with revenue rising to $1.2 billion compared with $932.5 million in the prior-year quarter.

For the three months ended December 31, 2021, our reported net income totaled $176.7 million, or $5.55 per diluted share, compared with net income of $184.0 million, or $6.15 per diluted share, in the fourth quarter of 2020.

On an adjusted basis, EBITDA was $361.8 million in the fourth quarter this year compared with $279.7 million in the fourth quarter of 2020. Adjusted net income in the fourth quarter of 2021 totaled $211.6 million, or $7.05 per diluted share, compared with $143.2 million, or $4.83 per diluted share, in the prior-year period.

Reported earnings in the fourth quarter of 2021 also included an effective income tax rate of 24.3%. On an adjusted basis, our results reflected an effective income tax rate of 21.7%.

Higher Airline Operations revenue primarily reflected an increase in the average rate per block hour. The higher average rate per block hour was primarily due to an increased proportion of higher-yielding flying, including the impact of new and extended long-term contracts, the ongoing reduction of available cargo capacity in the market, the continued disruption of global supply chains, as well as higher fuel costs. Block-hour volumes during the period reflected a reduction in less profitable smaller gauge CMI service flying, partially offset by our ability to increase the utilization of our current fleet to meet strong customer demand. Block-hour volumes benefited from the operation of a 747-400 freighter we reactivated during the fourth quarter of 2020.

Higher Airline Operations segment contribution in the fourth quarter of 2021 was primarily driven by the positive factors benefiting segment revenue mentioned above as well as lower heavy maintenance expense. These improvements were partially offset by higher pilot costs related to our new joint collective bargaining agreement (JCBA).

In Dry Leasing, segment revenue and contribution in the fourth quarter of 2021 were relatively unchanged compared with the prior-year period.

Unallocated income and expenses, net, increased during the quarter, primarily due to $67.2 million in CARES Act grant income in 2020 and a $14.1 million increase related to adjustments to paid time-off benefits in our new JCBA in 2021 (both of which were excluded from our adjusted results), as well as a $6.6 million reduction in refunds of aircraft rent paid in previous years.

Fleet Management

We have now placed all four of our new and incoming 747-8Fs under long-term agreements. We expect delivery of these aircraft between May and October this year.

In addition, we look forward to the deliveries and placements of the four new 777-200LRFs we recently announced, for which there is very strong demand. We expect one to be delivered late in the fourth quarter of this year and three more throughout 2023.

As previously disclosed, we purchased six of our existing 747-400Fs during 2021 that were formerly on lease to us. We are also purchasing another five of our other 747-400Fs at the end of their leases during the course of this year, which range from February to December.

Acquiring these widebody freighters underscores our confidence in the demand for dedicated international airfreight capacity, particularly in express, e-Commerce and fast-growing global markets. These investments are consistent with our long-term strategic growth plan and will provide customers with modern and environmentally-efficient aircraft, which will drive strong returns for Atlas in the years ahead.

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Cash

At December 31, 2021, our cash, including cash equivalents and restricted cash, totaled $921.0 million compared with $856.3 million at December 31, 2020.

The increase resulted from cash provided by operating activities, partially offset by cash used for investing and financing activities.

Net cash used for investing activities during 2021 primarily related to payments for flight equipment and modifications, including all pre-delivery payments for 747-8F aircraft, as well as capital expenditures, spare engines and GEnx performance upgrade kits.

Net cash used for financing activities during the period primarily related to payments on debt obligations, partially offset by proceeds from debt issuance.

Share Repurchases

In February 2022, our Board of Directors approved the establishment of a new share repurchase program authorizing up to $200.0 million of our common stock. Purchases may be made at our discretion in the form of accelerated share repurchase programs, open market repurchase programs, privately negotiated transactions, or a combination of these methods.

As part of the share repurchase program, the company will enter into a $100.0 million accelerated share repurchase program (ASR). Purchases under the ASR are expected to be completed by the end of the second quarter.

Outlook*

We expect strong performance in the first quarter of 2022, with adjusted EBITDA and adjusted net income similar to the first quarter of 2021. We anticipate revenue of about $1.0 billion from flying approximately 85,000 block hours.

This outlook reflects higher yields, including the contribution from numerous new or enhanced long-term customer contracts, as well as higher pilot costs from our new JCBA.

We expect first-quarter results to continue to be impacted by ongoing pandemic-related expenses, including premium pay for employees flying into locations significantly impacted by COVID-19 and other operational costs, including for regulatory compliance and providing a safe working environment for our employees.

For the full year in 2022, we expect aircraft maintenance expense to be similar to 2021, and depreciation and amortization to total about $300 million. In addition, core capital expenditures, which exclude aircraft and engine purchases, are projected to total approximately $135 to $145 million, mainly for parts and components for our fleet.

Due to the uncertainty related to the pandemic, ongoing supply chain disruptions and other factors, we are not providing additional guidance at this time.

Other than with regard to revenue, we provide guidance on an adjusted basis because we are unable to predict with reasonable certainty and without unreasonable effort the effects on future gains and losses on asset sales, special charges and other unanticipated items that could be material to our reported results.*

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Conference Call

As previously announced, management will host a conference call to discuss Atlas Air Worldwide’s fourth-quarter and full-year 2021 financial and operating results at 11:00 a.m. Eastern Time on Thursday, February 17, 2022.

Interested parties may listen to the call live at Atlas Air Worldwide’s Investor site or at https://edge.media-server.com/mmc/p/whtitre6.

For those unable to listen to the live call, a replay will be archived on the Investor site following the call. A replay will also be available through February 24 by dialing (855) 859-2056 (U.S. Toll Free) or (404) 537-3406 (from outside the U.S.) and using Access Code 9953709#.

About Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with U.S. GAAP, we present certain non-GAAP financial measures to assist in the evaluation of our business performance. These non-GAAP measures include Adjusted EBITDA; Adjusted net income; Adjusted Diluted EPS; Adjusted effective tax rate; and Free Cash Flow, which exclude certain noncash income and expenses, and items impacting year-over-year comparisons of our results. These non-GAAP measures may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for Net income; Diluted EPS; Effective tax rate; and Net Cash Provided by Operating Activities, which are the most directly comparable measures of performance prepared in accordance with U.S. GAAP, respectively.

Our management uses these non-GAAP financial measures in assessing the performance of the company’s ongoing operations and in planning and forecasting future periods. We believe that these adjusted measures, when considered together with the corresponding U.S. GAAP financial measures and the reconciliations to those measures, provide meaningful supplemental information to assist investors and analysts in understanding our financial results and assessing our prospects for future performance. For example:

•	Adjusted EBITDA; Adjusted net income; and Adjusted Diluted EPS provide a more comparable basis to analyze operating results and earnings and are measures commonly used by shareholders to measure our performance. In addition, management’s incentive compensation is determined, in part, by using Adjusted EBITDA and Adjusted net income.

•	Adjusted effective tax rate provides insight into the tax effects of our ongoing business operations.

•	Free Cash Flow helps investors assess our ability, over the long term, to create value for our shareholders as it represents cash available to execute our capital allocation strategy.

*Other than with regard to revenue, we provide guidance only on an adjusted basis and are unable to provide forward-looking guidance on a U.S. GAAP basis or a reconciliation to the most directly comparable U.S. GAAP measures because we are unable to predict with reasonable certainty and without unreasonable effort, the ultimate outcome of certain significant items, including future gains and losses on asset sales, special charges and other unanticipated items. These items are uncertain, depend on various factors, and could have a material impact on our U.S. GAAP results.

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About Atlas Air Worldwide:

Atlas Air Worldwide is a leading global provider of outsourced aircraft and aviation operating services. It is the parent company of Atlas Air, Inc. and Titan Aviation Holdings, Inc., and is the majority shareholder of Polar Air Cargo Worldwide, Inc. Our companies operate the world’s largest fleet of 747 freighter aircraft and provide customers the broadest array of Boeing 747, 777, 767 and 737 aircraft for domestic, regional and international cargo and passenger operations.

Atlas Air Worldwide’s press releases, SEC filings and other information may be accessed through the company’s home page, www.atlasairworldwide.com.

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect Atlas Air Worldwide’s current views with respect to certain current and future events and financial performance. Those statements are based on management’s beliefs, plans, expectations and assumptions, and on information currently available to management. Generally, the words “will,” “may,” “should,” “could,” “would,” “expect,” “anticipate,” “intend,” “plan,” “continue,” “believe,” “seek,” “project,” “estimate,” and similar expressions used in this release that do not relate to historical facts are intended to identify forward-looking statements.

Such forward-looking statements speak only as of the date of this release. They are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of Atlas Air Worldwide and its subsidiaries (collectively, the “companies”) that may cause the actual results of the companies to be materially different from any future results, express or implied, in such forward-looking statements.

Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: our ability to effectively operate the network service contemplated by our agreements with Amazon; the possibility that Amazon may terminate its agreements with the companies; the ability of the companies to operate pursuant to the terms of their financing facilities; the ability of the companies to obtain and maintain normal terms with vendors and service providers; the companies’ ability to maintain contracts that are critical to their operations; the ability of the companies to fund and execute their business plan; the ability of the companies to attract, motivate and/or retain key executives, pilots and associates; the ability of the companies to attract and retain customers; the continued availability of our wide-body aircraft; demand for cargo services in the markets in which the companies operate; changes in U.S. and non-U.S. government trade and tax policies; economic conditions; the impact of geographical events or health epidemics such as the COVID-19 pandemic; the impact of COVID-19 vaccine mandates; our compliance with the requirements and restrictions under the Payroll Support Program; the effects of any hostilities or act of war (in the Middle East or elsewhere) or any terrorist attack; significant data breach or disruption of our information technology systems; labor costs and relations, work stoppages and service slowdowns; financing costs; the cost and availability of war risk insurance; aviation fuel costs; security-related costs; competitive pressures on pricing (especially from lower-cost competitors); volatility in the international currency markets; geopolitical events; weather conditions; natural disasters; government legislation and regulation; border restrictions; consumer perceptions of the companies’ products and services; anticipated and future litigation; and other risks and uncertainties set forth from time to time in Atlas Air Worldwide’s reports to the United States Securities and Exchange Commission.

For additional information, we refer you to the risk factors set forth under the heading “Risk Factors” in the most recent Annual Report on Form 10-K and subsequent reports on Form 10-Q filed by Atlas Air Worldwide with the Securities and Exchange Commission. Other factors and assumptions not identified above may also affect the forward-looking statements, and these other factors and assumptions may also cause actual results to differ materially from those discussed.

Except as stated in this release, Atlas Air Worldwide is not providing guidance or estimates regarding its anticipated business and financial performance for 2022 or thereafter.

Atlas Air Worldwide assumes no obligation to update such statements contained in this release to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law and expressly disclaims any obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.

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Atlas Air Worldwide Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Operating Revenue	$1,162,997	$932,475	$4,030,829	$3,211,116

Operating Expenses
Salaries, wages and benefits	282,023	203,363	924,440	737,963
Aircraft fuel	230,470	130,976	824,928	440,649
Maintenance, materials and repairs	116,038	127,211	472,537	506,297
Depreciation and amortization	73,291	68,667	281,209	257,672
Navigation fees, landing fees and other rent	45,142	45,198	184,060	155,107
Travel	42,401	40,043	162,986	154,792
Passenger and ground handling services	35,125	40,467	156,962	138,822
Aircraft rent	13,817	24,343	67,745	96,865
Loss (gain) on disposal of aircraft	-	(370)	(794)	(7,248)
Special charge	-	(216)	-	16,265
Transaction-related expenses	515	494	1,001	2,780
Other	61,095	58,455	244,461	216,384
Total Operating Expenses	899,917	738,631	3,319,535	2,716,348

Operating Income	263,080	193,844	711,294	494,768

Non-operating Expenses (Income)
Interest income	(164)	(147)	(723)	(1,076)
Interest expense	26,147	27,886	107,492	114,635
Capitalized interest	(2,860)	(397)	(8,316)	(925)
Loss on early extinguishment of debt	6,042	-	6,042	81
Unrealized loss (gain) on financial instruments	-	(2,298)	113	71,053
Other (income) expense, net	469	(73,661)	(40,705)	(185,742)
Total Non-operating Expenses (Income)	29,634	(48,617)	63,903	(1,974)

Income before income taxes	233,446	242,461	647,391	496,742
Income tax expense	56,707	58,494	154,074	136,456

Net Income	$176,739	$183,967	$493,317	$360,286

Earnings per share:
Basic	$6.07	$6.72	$17.06	$13.64
Diluted	$5.55	$6.15	$16.16	$13.50

Weighted average shares:
Basic	29,107	27,395	28,910	26,408
Diluted	31,821	29,666	30,543	26,690

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Atlas Air Worldwide Holdings, Inc.
Consolidated Balance Sheets
(in thousands, except share data)

(Unaudited)

	December 31, 2021	December 31, 2020
Assets
Current Assets
Cash and cash equivalents	$910,965	$845,589
Restricted cash	10,052	10,692
Accounts receivable, net of allowance of $4,003 and $1,233, respectively	305,905	265,521
Prepaid expenses, assets held for sale and other current assets	99,100	95,919
Total current assets	1,326,022	1,217,721
Property and Equipment
Flight equipment	5,449,100	5,061,387
Ground equipment	101,824	86,670
Less: accumulated depreciation	(1,319,636)	(1,147,613)
Flight equipment purchase deposits and modifications in progress	352,422	110,150
Property and equipment, net	4,583,710	4,110,594
Other Assets
Operating lease right-of-use assets	138,744	255,805
Deferred costs and other assets	329,971	374,242
Intangible assets, net and goodwill	64,796	70,826
Total Assets	$6,443,243	$6,029,188

Liabilities and Equity
Current Liabilities
Accounts payable	$82,885	$107,604
Accrued liabilities	641,978	583,160
Current portion of long-term debt and finance leases	639,811	298,690
Current portion of long-term operating leases	55,383	157,732
Total current liabilities	1,420,057	1,147,186
Other Liabilities
Long-term debt and finance leases	1,655,075	2,020,451
Long-term operating leases	166,022	318,850
Deferred taxes	354,798	203,586
Financial instruments and other liabilities	37,954	77,576
Total other liabilities	2,213,849	2,620,463
Commitments and contingencies
Equity
Stockholders’ Equity
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued	-	-
Common stock, $0.01 par value; 100,000,000 shares authorized; 34,707,860 and 32,877,533 shares issued, 29,215,702 and 27,517,297 shares outstanding (net of treasury stock), as of December 31, 2021 and December 31, 2020, respectively	347	329
Additional paid-in capital	934,516	873,874
Treasury stock, at cost; 5,492,158 and 5,360,236 shares, respectively	(225,461)	(217,889)
Accumulated other comprehensive loss	(511)	(1,904)
Retained earnings	2,100,446	1,607,129
Total stockholders’ equity	2,809,337	2,261,539
Total Liabilities and Equity	$6,443,243	$6,029,188

1 Balance sheet debt at December 31, 2021 totaled $2,294.9 million, including the impact of $31.5 million of unamortized discount and debt issuance costs of $22.7 million, compared with $2,319.1 million, including the impact of $50.6 million of unamortized discount and debt issuance costs of $29.3 million at December 31, 2020.

2 The face value of our debt at December 31, 2021 totaled $2,349.1 million, compared with $2,399.0 million on December 31, 2020.

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Atlas Air Worldwide Holdings, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	For the Twelve Months Ended
	December 31, 2021	December 31, 2020
Operating Activities:
Net Income	$493,317	$360,286

Adjustments to reconcile Net Income to net cash provided by operating activities:
Depreciation and amortization	357,330	328,101
Accretion of debt securities discount	-	(2)
Provision for (reversal of) expected credit losses	(378)	463
Loss on early extinguishment of debt	6,042	81
Special charge, net of cash payments	-	16,265
Unrealized loss on financial instruments	113	71,053
Gain on disposal of aircraft	(794)	(7,248)
Deferred taxes	152,399	133,598
Stock-based compensation	14,014	21,997
Changes in:
Accounts receivable	(37,800)	26,132
Prepaid expenses, current assets and other assets	(49,763)	(56,716)
Accounts payable, accrued liabilities and other liabilities	(11,496)	115,532
Net cash provided by operating activities	922,984	1,009,542
Investing Activities:
Capital expenditures	(90,288)	(78,933)
Purchase deposits and payments for flight equipment and modifications	(407,684)	(184,273)
Investment in joint ventures	(4,893)	(9,298)
Proceeds from investments	-	881
Proceeds from disposal of aircraft	9,470	126,335
Net cash used for investing activities	(493,395)	(145,288)
Financing Activities:
Proceeds from debt issuance	212,717	417,733
Payment of debt issuance costs	(9,541)	(6,100)
Payments of debt and finance lease obligations	(542,594)	(429,749)
Proceeds from revolving credit facility	-	75,000
Payment of revolving credit facility	-	(175,000)
Customer maintenance reserves and deposits received	17,745	15,168
Customer maintenance reserves paid	(35,608)	(14,437)
Treasury shares withheld for payment of taxes	(7,572)	(4,018)
Net cash used for financing activities	(364,853)	(121,403)
Net increase in cash, cash equivalents and restricted cash	64,736	742,851
Cash, cash equivalents and restricted cash at the beginning of period	856,281	113,430
Cash, cash equivalents and restricted cash at the end of period	$921,017	$856,281

Noncash Investing and Financing Activities:
Acquisition of property and equipment included in Accounts payable and accrued liabilities	$38,985	$36,619
Acquisition of property and equipment acquired under operating leases	$16,117	$91,538
Acquisition of flight equipment under finance leases	$191,994	$18,476
Customer maintenance reserves settled with sale of aircraft	$-	$6,497
Issuance of shares related to settlement of warrant liability	$31,583	$49,545

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Atlas Air Worldwide Holdings, Inc.
Direct Contribution
(in thousands)
(Unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Operating Revenue:
Airline Operations	$1,125,786	$896,936	$3,888,601	$3,066,399
Dry Leasing	41,671	41,609	163,365	165,181
Customer incentive asset amortization	(10,906)	(10,676)	(44,162)	(39,090)
Other	6,446	4,606	23,025	18,626
Total Operating Revenue	$1,162,997	$932,475	$4,030,829	$3,211,116

Direct Contribution:
Airline Operations	$354,684	$256,624	$1,020,887	$739,619
Dry Leasing	10,822	11,023	42,587	41,070
Total Direct Contribution for Reportable Segments	365,506	267,647	1,063,474	780,689

Unallocated income and (expenses), net	(125,503)	(27,576)	(409,721)	(201,016)
Loss on early extinguishment of debt	(6,042)	-	(6,042)	(81)
Unrealized gain (loss) on financial instruments	-	2,298	(113)	(71,053)
Special charge	-	216	-	(16,265)
Transaction-related expenses	(515)	(494)	(1,001)	(2,780)
Gain on disposal of aircraft	-	370	794	7,248
Income before income taxes	233,446	242,461	647,391	496,742

Add back (subtract):
Interest income	(164)	(147)	(723)	(1,076)
Interest expense	26,147	27,886	107,492	114,635
Capitalized interest	(2,860)	(397)	(8,316)	(925)
Loss on early extinguishment of debt	6,042	-	6,042	81
Unrealized loss (gain) on financial instruments	-	(2,298)	113	71,053
Other (income) expense, net	469	(73,661)	(40,705)	(185,742)
Operating Income	$263,080	$193,844	$711,294	$494,768

Atlas Air Worldwide uses an economic performance metric, Direct Contribution, to show the profitability of each of its segments after allocation of direct operating and ownership costs. Atlas Air Worldwide currently has the following reportable segments: Airline Operations and Dry Leasing.

Direct Contribution consists of income (loss) before taxes, excluding loss on early extinguishment of debt, unrealized loss on financial instruments, special charge, transaction-related expenses, loss (gain) on disposal of aircraft, nonrecurring items, and unallocated expenses and (income), net.

Direct operating and ownership costs include crew costs, maintenance, fuel, ground operations, sales costs, aircraft rent, interest expense on the portion of debt used for financing aircraft, interest income on debt securities, and aircraft depreciation.

Unallocated expenses and (income), net include corporate overhead, nonaircraft depreciation, noncash expenses and income, interest expense on the portion of debt used for general corporate purposes, interest income on nondebt securities, capitalized interest, foreign exchange gains and losses, other revenue, other nonoperating costs and CARES Act grant income.

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Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	December 31, 2021	December 31, 2020	Percent Change
Net Income	$176,739	$183,967	(3.9)%
Impact from:
CARES Act grant income[1]	-	(67,212)
Customer incentive asset amortization	10,906	10,676
Adjustments to JCBA paid time-off benefits[2]	14,061	-
Special charge	-	(216)
Noncash expenses and income, net[3]	4,897	4,599
Unrealized gain on financial instruments	-	(2,298)
Other, net[4]	6,931	294
Income tax effect of reconciling items	(6,018)	13,406
Special tax item[7]	4,041	-
Adjusted Net Income	$211,557	$143,216	47.7%

Weighted average diluted shares outstanding	31,821	29,666
effect of convertible notes hedges[6]	(1,802)	-
Adjusted weighted average diluted shares outstanding	30,019	29,666

Adjusted Diluted EPS	$7.05	$4.83	46.0%

	For the Twelve Months Ended
	December 31, 2021	December 31, 2020	Percent Change
Net Income	$493,317	$360,286	36.9%
Impact from:
CARES Act grant income[1]	(40,944)	(151,590)
Customer incentive asset amortization	44,162	39,090
Adjustments to JCBA paid time-off benefits[2]	29,211	-
Special charge	-	16,265
Noncash expenses and income, net[3]	19,136	17,971
Unrealized loss on financial instruments	113	71,053
Other, net[4]	7,752	2,382
Income tax effect of reconciling items	(5,795)	23,580
Special tax item[7]	4,041	-
Adjusted Net Income	$550,993	$379,037	45.4%

Weighted average diluted shares outstanding	30,543	26,690
Add: dilutive warrant[5]	-	1,040
effect of convertible notes hedges[6]	(782)	-
Adjusted weighted average diluted shares outstanding	29,761	27,730

Adjusted Diluted EPS	$18.51	$13.67	35.4%

11

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	December 31, 2021	December 31, 2020	Percent Change
Income before taxes	$233,446	$242,461	(3.7)%
Impact from:
CARES Act grant income[1]	-	(67,212)
Customer incentive asset amortization	10,906	10,676
Adjustments to JCBA paid time-off benefits[2]	14,061	-
Special charge	-	(216)
Noncash expenses and income, net[3]	4,897	4,599
Unrealized gain on financial instruments	-	(2,298)
Other, net[4]	6,931	294
Adjusted income before income taxes	270,241	188,304	43.5%
Interest (income) expense, net	18,226	22,743
Other (income) expense, net	469	(6,449)
Adjusted operating income	$288,936	$204,598	41.2%

Income tax expense	$56,707	$58,494
Income tax effect of reconciling items	(6,018)	13,406
Special tax item[7]	4,041	-
Adjusted income tax expense	58,684	45,088
Adjusted income before income taxes	$270,241	$188,304
Effective tax expense rate	24.3%	24.1%
Adjusted effective tax expense rate	21.7%	23.9%

	For the Twelve Months Ended
	December 31, 2021	December 31, 2020	Percent Change
Income before taxes	$647,391	$496,742	30.3%
Impact from:
CARES Act grant income[1]	(40,944)	(151,590)
Customer incentive asset amortization	44,162	39,090
Adjustments to JCBA paid time-off benefits[2]	29,211	-
Special charge	-	16,265
Noncash expenses and income, net[3]	19,136	17,971
Unrealized loss on financial instruments	113	71,053
Other, net[4]	7,752	2,382
Adjusted income before income taxes	706,821	491,913	43.7%
Interest (income) expense, net	79,317	94,663
Other (income) expense, net	239	(34,071)
Adjusted operating income	$786,377	$552,505	42.4%

Income tax expense	$154,074	$136,456
Income tax effect of reconciling items	(5,795)	23,580
Special tax item[7]	4,041	-
Adjusted income tax expense	155,828	112,876
Adjusted income before income taxes	$706,821	$491,913
Effective tax expense rate	23.8%	27.5%
Adjusted effective tax expense rate	22.0%	22.9%

12

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	December 31, 2021	December 31, 2020	Percent Change
Net Income	$176,739	$183,967	(3.9)%
Interest expense, net	23,123	27,342
Depreciation and amortization	73,291	68,667
Income tax expense	56,707	58,494
EBITDA	329,860	338,470
CARES Act grant income[1]	-	(67,212)
Customer incentive asset amortization	10,906	10,676
Adjustments to JCBA paid time-off benefits[2]	14,061	-
Special charge	-	(216)
Unrealized gain on financial instruments	-	(2,298)
Other, net[4]	6,931	294
Adjusted EBITDA	$361,758	$279,714	29.3%

	For the Twelve Months Ended
	December 31, 2021	December 31, 2020	Percent Change
Net Income	$493,317	$360,286	36.9%
Interest expense, net	98,453	112,634
Depreciation and amortization	281,209	257,672
Income tax expense	154,074	136,456
EBITDA	1,027,053	867,048
CARES Act grant income[1]	(40,944)	(151,590)
Customer incentive asset amortization	44,162	39,090
Adjustments to JCBA paid time-off benefits[2]	29,211	-
Special charge	-	16,265
Unrealized loss on financial instruments	113	71,053
Other, net[4]	7,752	2,382
Adjusted EBITDA	$1,067,347	$844,248	26.4%

1 CARES Act grant income in 2021 and 2020 related to income associated with the Payroll Support Program.

2 Adjustments to JCBA paid time-off benefits in 2021 are related to our new JCBA.

3 Noncash expenses and income, net in 2021 and 2020 primarily related to amortization of debt discount on the convertible notes.

4 Other, net in 2021 primarily related to $6.0 million of costs associated with the refinancing of debt, as well as leadership transition costs and costs associated with our acquisition of an airline, partially offset by a gain on the sale of aircraft. Other, net in 2020 primarily related to a $7.2 million net gain on the sale of aircraft, as well as costs associated with the Payroll Support Program, costs associated with the refinancing of debt, costs associated with our acquisition of an airline and accrual for legal matters and professional fees.

5 Dilutive warrants represent potentially dilutive common shares related to warrants issued to a customer. These warrants are excluded from Diluted EPS prepared in accordance with GAAP when they would have been antidilutive.

6 Represents the economic benefit from our convertible notes hedges in offsetting dilution from our convertible notes as we concluded in no event would economic dilution result from conversion of each of the convertible notes when our stock price is below the exercise price of the respective convertible note warrants.

7 Special tax item in 2021 represents the income tax expense from the integration of a previously-acquired airline.

13

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	December 31, 2021	December 31, 2020
Net Cash Provided by Operating Activities	$314,051	$226,834
Less:
Capital expenditures	26,156	33,799
Capitalized interest	2,860	$397
Free Cash Flow[1]	$285,035	$192,638

	For the Twelve Months Ended
	December 31, 2021	December 31, 2020
Net Cash Provided by Operating Activities	$922,984	$1,009,542
Less:
Capital expenditures	90,288	78,933
Capitalized interest	8,316	$925
Free Cash Flow[1]	$824,380	$929,684

[1]	Free Cash Flow = Net Cash from Operations minus Core Capital Expenditures and Capitalized Interest.

Core Capital Expenditures excludes purchases of aircraft.

14

Atlas Air Worldwide Holdings, Inc.
Operating Statistics and Traffic Results
(Unaudited)

	For the Three Months Ended			For the Twelve Months Ended
	December 31, 2021	December 31, 2020	Increase/ (Decrease)	December 31, 2021	December 31, 2020	Increase/ (Decrease)
Block Hours
Airline Operations	91,092	95,161	(4,069)	359,862	340,294	19,568
Cargo	88,661	90,704	(2,043)	343,957	323,385	20,572
Passenger	2,431	4,457	(2,026)	15,905	16,909	(1,004)
Other	893	918	(25)	4,199	4,527	(328)
Total Block Hours	91,985	96,079	(4,094)	364,061	344,821	19,240

Revenue Per Block Hour
Airline Operations	$12,359	$9,425	$2,934	$10,806	$9,011	$1,795
Cargo	$12,153	$8,950	$3,203	$10,413	$8,522	$1,891
Passenger	$19,862	$19,109	$753	$19,290	$18,372	$918

Average Utilization (block hours per day)
Airline Operations
Cargo	11.2	10.5	0.7	10.7	9.3	1.4
Passenger	2.9	4.5	(1.6)	4.4	4.3	0.1
All Operating Aircraft[1]	10.5	9.9	0.6	10.2	8.9	1.3

Fuel
Charter
Average fuel cost per gallon	$2.32	$1.37	$0.95	$2.00	$1.41	$0.59
Fuel gallons consumed (000s)	99,183	95,921	3,262	411,845	313,428	98,417

[1]	Average of All Operating Aircraft excludes Dry Leasing aircraft, which do not contribute to block-hour volumes.

15

Atlas Air Worldwide Holdings, Inc.
Operating Statistics and Traffic Results
(Unaudited)

	For the Three Months Ended			For the Twelve Months Ended
	December 31, 2021	December 31, 2020	Increase/ (Decrease)	December 31, 2021	December 31, 2020	Increase/ (Decrease)
Segment Operating Fleet (average aircraft equivalents during the period)
Airline Operations[1]
747-8F Cargo	10.0	10.0	-	10.0	10.0	-
747-400 Cargo	34.5	33.8	0.7	34.5	32.6	1.9
747-400 Dreamlifter	0.3	1.7	(1.4)	0.8	2.4	(1.6)
747-400 Passenger	4.2	5.0	(0.8)	4.8	5.0	(0.2)
777-200 Cargo	9.0	9.0	-	9.0	8.7	0.3
767-300 Cargo	24.0	24.0	-	24.0	24.0	-
767-300 Passenger	4.9	4.8	0.1	4.9	4.8	0.1
767-200 Cargo	-	7.9	(7.9)	2.0	8.7	(6.7)
767-200 Passenger	-	1.0	(1.0)	0.1	1.0	(0.9)
737-800 Cargo	8.0	7.8	0.2	8.0	5.8	2.2
737-400 Cargo	-	-	-	-	2.6	(2.6)
Total	94.9	105.0	(10.1)	98.1	105.6	(7.5)
Dry Leasing
777-200 Cargo	7.0	7.0	-	7.0	7.0	-
767-300 Cargo	21.0	21.0	-	21.0	21.0	-
757-200 Cargo	-	-	-	-	0.1	(0.1)
737-300 Cargo	1.0	1.0	-	1.0	1.0	-
737-800 Passenger	-	-	-	-	0.2	(0.2)
Total	29.0	29.0	-	29.0	29.3	(0.3)
Less: Aircraft Dry Leased to CMI customers	(21.0)	(21.0)	-	(21.0)	(21.0)	-
Total Operating Average Aircraft Equivalents	102.9	113.0	(10.1)	106.1	113.9	(7.8)

Out-of-Service[2]	-	0.7	(0.7)	-	2.2	(2.2)

1 Airline Operations average fleet excludes spare aircraft provided by CMI customers.

2 Out-of-service includes aircraft that are temporarily parked.

16